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                                                                   EXHIBIT 10.13


                                    L E A S E

          THIS LEASE, Made this 23 day of June, 1989, by and between THE HENWAY GROUP XII, (an Oregon Partnership) hereinafter called "Lessor," and G.I. JOE'S, INC., an Oregon corporation, hereinafter called "Lessee":

                              W I T N E S S E T H :

          In consideration of the rentals hereinafter covenanted to be paid by the Lessee to the Lessor, and of the other terms and conditions of this Lease to be performed by the Lessee, the Lessor does hereby lease unto Lessee the following described premises:

          A tract of land in the Northeast quarter of Section 34, Township 2 North, Range 2 East of the Willamette Meridian, and in the Northwest quarter of Section 35, Township 2 North, Range 2 East of the Willamette Meridian, Clark County, Washington, described as follows:

          Commencing at the Southeast corner of Lot 4 of that certain short plat recorded in Book 2 of Short Plats at page 168; thence North 89(degree)15'22" West along the South line of said Lot 4 a distance of
          265.06 feet to the true point of beginning of the tract herein described; thence North 89(degree)15'22" West, along the South line of said Lot 4 a distance of 275.02 feet to the most Westerly corner of said Lot 4; thence Northeasterly, 361.28 feet along the Westerly line of said Lot 4 on the arc of a 230.00 foot radius curve concave Northwesterly through a central angle of 90(degree)00'; thence North 0(degree)44'53" East, 329.04 feet along the Westerly line of said Lot 4; thence Northeasterly, 34.73 feet along the Northwesterly line of said Lot 4 on the arc of a 20 foot radius curve concave Southeasterly through a central angle of 99(degree)30'10"; thence South 10(degree)15'03" West, 20.00 feet to a point that is East 20.00 feet from the West line of said Lot 4; thence South 0(degree)44'53" West,
          140.02 feet; thence South 89(degree)15'22" East, 210.50 feet; thence North 0(degree)44'53" East, 125.05 feet to the

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          North line of said Lot 4; thence South 79(degree)44'57" East, 190.29 feet to a point that is North 79(degree)44'57" West, 193.91 feet from the Northeast corner of Lot 1 of that certain short plat recorded in Book 2 of Short Plats at Page 164; thence South 10(degree)15'03" West,
          64.98 feet; thence South 0(degree)44'38" West, 52.00 feet; thence South 89(degree)15'22" East, 75.79 feet; thence South 0(degree)44'38" West, 152.68 feet; thence North 65(degree)00' West, 83.13 feet; thence South 0(degree)44'38" West, 40.00 feet; thence North 89(degree)15'22" West, 12.47 feet; thence South 0(degree)44'38" West, 112.83 feet; thence South 89(degree)15'22" East, 10.32 feet; thence South 53(degree)05'16" East, 65.56 feet; thence South 0(degree)44'38" West,
          71.48 feet to a point that is 15.00 feet Northerly from when measured perpendicular to, the Easterly extension of the South line of the aforesaid Lot 4; thence North 89(degree)15'22" West, 358.24 feet parallel with the South line of said Lot 4; thence North 0(degree)44'38" East, 238.00 feet; thence North 89(degree)15'22" West,
          55.00 feet; thence South 0(degree)44'38" West, 253.00 feet to the point of beginning.

upon the following terms, conditions, and covenants:

          1. The term of this Lease shall be twenty-five (25) years, beginning on June 23, 1989, and ending June 22, 2014.

          2. At the expiration of the original term of this Lease, if Lessee is not then in default under any of the provisions hereof, Lessor hereby grants to Lessee the option to renew this Lease for an additional period of ten (10) years from and after the date of expiration of the term hereof, upon the same terms, covenants, and conditions herein set forth, except that the monthly rental for the leased premises shall be negotiated by the parties prior to the time of Lessee's exercise of such option, which rental shall be a reasonable rental for the new term of the lease, considering real estate rental values in the neighborhood of the leased premises at the time of the exercise of such option. If Lessee elects to exercise said option to renew, Lessee shall

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do so by giving Lessor written notice thereof not less than One hundred twenty
(120) days prior to the last day of the term of this Lease. The giving of such notice shall be sufficient to make this Lease binding for the renewal term without further act of the parties.

          3. (a) Lessee shall pay to Lessor, as rental for the leased premises, the sum of Thirty eight thousand two hundred sixty and 00/100 Dollars ($38,260.00) per month. The monthly rental shall be paid, in advance, on or before the first day of each calendar month during the term of this Lease, commencing on July 1, 1989. Rent for the first and last months of the lease term shall be prorated on a daily basis if the Lease commences or terminates on a day other than the first day of the month.

          (b) The Lessee shall pay, as additional rental, before any fine, penalty, interest, or cost may be added thereto for the nonpayment thereof, all ad valorem taxes, assessments, water rates and water charges, and other governmental levies and charges of any kind which are assessed or imposed upon the leased property, including both the land and improvements thereon, or any part thereof, or which become payable during the term of this Lease and any extensions thereof. All taxes assessed prior to but payable in whole or in installments after the commencement of the term, and all taxes assessed during the term but payable in whole or in installments after the end of the term, shall be adjusted and prorated so that Lessor shall pay its prorated share for the period prior to and for the period

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subsequent to the term of this Lease, and the Lessee shall pay its prorated share for the term of this Lease.

          (c) If rent is not paid within Ten (10) days after it is due Lessor may, at its option, impose a late charge of One Thousand and no/100 Dollars ($1,000). Unpaid rent shall bear interest at the rate of Ten Percent (10%) per annum from the date it is due until paid.

          4. (a) In addition to the basic rent specified above, Lessee shall pay to Lessor, as percentage rent, an amount equal to one and one-half Percent (1 1/2%) of Lessee's annual gross receipts during the preceding lease year (a lease year to consist of Twelve [12] calendar months beginning February and ending the following January) in excess of Fifteen million three hundred four thousand and 00/100 Dollars ($15,304,000.00). Payments of percentage rent shall be made on or before the first day of each April following the end of each lease year, commencing with the lease year ending January, 1990, and continuing through the remainder of the term of this Lease to and including the first day of February following the expiration or sooner termination of this Lease. The annual exclusion for the first and last years of this Lease shall be prorated from the first day of the first full month and to the last day of the last full month of the lease term, respectively. A statement setting forth how the percentage rent for the preceding lease year is computed, and reconciled with the payment actually made, shall be submitted to Lessor on or before the date upon

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which the percentage rent for the preceding lease year is due, regardless of whether any such additional rent shall be payable hereunder.

          (b) The term "gross receipts" means the amount paid or payable for all goods sold or services rendered upon or from any part of the leased premises by Lessee or by any other person, whether at retail or wholesale, and including credit transactions. Sales made or services rendered by Lessee, directly or indirectly from any other premises because of orders originating in or arising out of business transacted on the leased premises are included. Goods transferred to Lessee's other places of business for bona fide business reasons and not to avoid percentage rent are excluded. Amounts paid by Lessee as a sales tax or other excise tax on account of sales, and amounts refunded or cancelled on goods returned or on which adjustments are made are excluded; amounts not collected on credit sales shall not be excluded.

          (c) At any time after Lessee's statement of annual receipts and percentage rent is due, whether or not it has been submitted and whether or not Lessor has accepted a deficiency payment or refunded an excess, Lessor may request an audit of Lessee's gross receipts by a certified public accountant selected by Lessor. The accountant shall have access to all of Lessee's records and shall take such steps as the accountant deems necessary to determine Lessee's gross receipts. The accountant's determination of Lessee's gross receipts shall be final and binding upon both parties, and payments required to make adjustments in rent to conform to the accountant's determination shall be made within Ten (10) days after receipt of the accountant's

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written determination by the party obligated to make the payment. The cost of the accountant's determination shall be borne by either or both parties, depending upon the difference in percentage rent shown to be due, as follows:
Less than One Percent (1%) additional due, by Lessor; from One Percent (1%) to Three percent (3%) additional due, by Lessor and Lessee equally; over Three percent (3%) additional due, by Lessee.

          (d) Lessee shall keep in the premises, at its corporate headquarters in Wilsonville, Oregon, a permanent, accurate set of books and records pertaining to gross receipts derived from business conducted on or from the leased premises during each day of the term hereof, and all supporting records and such other pertinent records shall be kept, retained, and preserved for at least Three (3) years after the expiration of each lease year. Lessee shall keep, retain, and preserve for at least Two (2) years after the expiration of each lease year all original sales records, including sales slips or sales checks, cash register tapes, and any other pertinent, original sales record. All such books and records, as well as copies of Lessee's federal and state income tax returns for the relevant years, shall be open to inspection and audit by Lessor and/or Lessor's agents at all reasonable times during ordinary business hours.

          (e) Lessee shall occupy the leased premises continuously for the purpose stated in this Lease and carry on business during the hours customary in comparable businesses similarly situated. This shall not prevent Lessee from closing for brief periods when reasonably necessary for inventory, repairs, remodeling (when

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permitted), or other legitimate purposes related to the business carried on, or when closure is the result of a labor dispute, however caused, or other factors not within Lessee's control.

          (f) Lessor is not, by virtue of this Paragraph, a partner or joint venturer with Lessee in connection with the business carried on under this Lease, and Lessor shall have no obligation with respect to Lessee's debts or other liabilities, and no interest in Lessee's profits.

          5. All rent shall be payable at the offices of the Lessor in Wilsonville, Oregon, or at such other place as the Lessor or its authorized agent may from time to time designate in writing.

          6. Lessor is leasing the leased premises for use as general merchandise store, and Lessee shall use the leased premises for no other purpose during the term of this Lease without the written consent of Lessor.

          7. Lessee shall neither make nor knowingly permit any unlawful, improper, immoral, or offensive use of said premises, or any portion thereof, which will, in any way, tend to create a nuisance or to disturb any persons in the neighborhood of the leased premises, or to unduly create or cause a fire hazard, or to increase the fire insurance on the leased premises, or to permit any nuisance which shall in any way be a violation of the statutes and laws of the State of Oregon or the laws and ordinances of any political subdivision thereof. Lessee covenants and agrees to comply with all applicable rules, orders, notices, and regulations of any municipal,

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state, or other authority respecting the leased premises, provided that Lessee shall not be required to pay for any capital improvements to the premises required thereby.

          8. Lessee agrees to keep and maintain all of the leased premises in a clean and sanitary condition and not to suffer or permit any strip or waste thereof.

          9. Lessee shall pay for all heat, light, power, water, sewage, and other services or utilities used by Lessee on the leased premises, and shall pay the charges therefor as the same become due.

          10. Lessor shall not be required to make any repairs, alterations, or improvements to or upon the leased premises during the term of this Lease. Lessee shall maintain the leased premises in good order and repair during the term of this Lease at Lessee's own cost and expense, reasonable wear and tear excepted. If Lessee refuses or neglects to make repairs as required as soon as reasonably possible after written demand, the Lessor may, at Lessor's option, make such repairs, without liability for interruption of the conduct of business on the premises, and, upon completion of the repairs and presentation of a bill therefor, the cost of such repairs shall be paid by Lessee. At the Lessor's election, such sums owed by Lessee may be deemed additional rent.

          11. Lessee agrees to permit Lessor and Lessor's agents to enter upon the leased premises or any part thereof at all reasonable hours and for any reasonable purpose, including examining the condition of the leased premises and making repairs

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which Lessor is either required or may desire to make to said premises, provided that such entry does not interfere with Lessee's use and enjoyment of the leased premises.

          12. The Lessor and the Lessor's agents, janitors, workmen, and engineers may retain and use a pass-key to the premises described herein to enable them to examine said premises from time to time with reference to any emergency or to the general maintenance of said premises, or for the purposes of exhibiting the same.

          13. No alterations to the premises may be made without written permission of Lessor. All alterations or additions which cannot be removed from the leased premises without irreparable damage thereto shall also constitute a part of the leased premises and shall also remain thereon. Such other alterations, additions, or improvements as are made and paid for by Lessee, and which are removable without irreparable damage to the premises, may be removed by Lessee at any time, and Lessee shall repair any damage so incurred at the time of such removal. All trade fixtures and other fixtures not referred to above, and all machinery, equipment, and/or other items of personal property placed in or upon the leased premises by Lessee and paid for by Lessee may be removed by Lessee at any time.

          14. The Lessee shall not suffer or permit any mechanic's lien to be filed against the fee of the leased premises nor against the Lessee's leasehold interest in said premises by reason of work, labor, services, or materials supplied or claimed to have been supplied to the Lessee or anyone holding the leased premises or any part

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thereof through or under the Lessee, and nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of the Lessor, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration, or repair of or to the leased premises or any part thereof, nor as giving the Lessee any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic's lien against the fee of the leased premises. If any such mechanic's lien shall at any time be filed against the leased premises, the Lessee shall cause the same to be discharged of record within Twenty (20) days after the date of filing the same.

          15. (a) The Lessee shall, at all times during the term of this Lease, keep all buildings, improvements, and fixtures on the premises insured to the extent of One Hundred Percent (100%) of the insurable value thereof against loss or damage from fire, and such policy or policies shall be standard policies and shall contain extended coverage provisions. Such policy or policies shall be taken out with such reasonable and solvent insurance company or companies as the Lessee shall determine. The proceeds of such policies shall be payable to any mortgagee, if required by the mortgage, and, if not so required, then to the Lessor and the Lessee as their interests may appear.

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          (b) All such policies shall, to the extent obtainable, contain an agreement by the insurers that such policies shall not be cancelled without at least Ten (10) days' prior written notice to the Lessor and to the holder of any mortgage to whom loss thereunder may be payable. The original of such policy or policies shall remain in possession of the Lessee, provided, however, that the Lessor shall have the right to receive, from the Lessee, upon written demand, a duplicate policy or policies of any such insurance.

          16. (a) If the leased premises is damaged by fire or other casualty against which the Lessor is insured but the leased premises is not thereby rendered either partially or wholly untenantable, Lessor shall, at Lessor's own expense, cause such damage to be repaired, and the rent shall not be abated.

          (b) If, by reason of such occurrence, the leased premises shall be rendered partially untenantable, Lessor shall, at Lessor's own expense, cause the damage to be repaired, and the fixed basic rental meanwhile shall be abated proportionately as to the portion of the leased premises rendered untenantable.

          (c) If the leased premises shall be rendered wholly untenantable by reason of such occurrence, the Lessor shall, at Lessor's own expense, cause such damage to be repaired, and the fixed basic rent meanwhile shall be abated, except that Lessor shall have the right, which may be exercised by notice, in writing, delivered to Lessee within Sixty (60) days from and after such occurrence, to elect not to reconstruct the destroyed premises, and, in such an event, this Lease and the tenancy

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hereby created shall cease as of the date of that occurrence, the rent to be adjusted as of that date.

          17. (a) If a condemning authority takes all of the leased premises, or a portion sufficient to render the remaining premises reasonably unsuitable for the use which Lessee was making of the leased premises, this Lease shall terminate as of the date title vests in the condemning authority, and the proceeds from the condemnation shall be divided between Lessor and Lessee as their interests may then appear.

          (b) If a portion of the leased premises is taken and the remaining premises is reasonably suitable for the use Lessee was making of the leased premises, this Lease shall continue, and that portion of the proceeds of condemnation reasonably required to make the premises suitable for Lessee's continued use in a condition as comparable as reasonably practicable to that existing at the time of condemnation shall be allocable to Lessee and applied by Lessee for such purpose. All of the balance of the award shall be allocable to Lessor. Rent shall be abated to the extent the leased premises are untenantable during the period of alteration and repair. As of the date title vests in the condemning authority, the monthly rent due hereunder shall be reduced commensurately with the reduction in value of the leased premises as an economic unit on account of the partial taking.

          (c) For purposes of this Lease, a taking by a condemning authority shall include any purchase or other acquisition in lieu of condemnation.

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          18. Lessee covenants that it has inspected the premises and hereby accepts the safety and condition thereof. Lessee covenants that Lessor is to be free from liability and claim for damages by reason of any injury to any person or persons, including Lessee, or property of any kind whatsoever and to whomsoever belonging, including Lessee, from any cause whatsoever, while in, upon, or in any way connected with the premises during the term of this Lease or any extension thereof, or any occupancy hereunder. Lessee shall indemnify and save harmless Lessor from all liability, loss, costs, and obligations on account of or arising out of any such injuries or losses, however occurring. Lessee shall have the right, in the name of Lessor, to contest the validity of any and all such claims, of any kind or character and by whomsoever claimed, and, at Lessee's expense, to defend, settle, and/or compromise any and all such claims.

          19. If Lessor desires to sell the premises during the term of this Lease and receives from a prospective purchaser a bona fide offer to buy, Lessor shall first offer the premises for sale to Lessee as follows:

          (a) Lessor shall give written notice to Lessee stating the name of the prospective purchaser and the price and terms of the proposed sale.

          (b) Within Thirty (30) days after receipt of a notice of proposed sale, if the Lease is then in good standing or is subject only to defaults which are corrected within the time provided in the Lease so as to effect a reinstatement of good standing as of that time, Lessee may elect to purchase the property on terms equally or more

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favorable to Lessor by so advising Lessor in writing. The price must equal the net return to Lessor under the proposed sale after adjustment for the difference, if any, in real estate commission and cost of closing payable in the event of the proposed sale as opposed to a sale to Lessee.

          (c) If Lessee elects to purchase, the sale shall be closed on the date specified by Lessee in its notice of election not less than Ten (10) nor more than Thirty (30) days after the notice, or, at Lessor's election, on that date, if any, specified as a condition of the proposed sale and stated in the notice of proposed sale.

          (d) If Lessee does not elect to purchase, Lessor may, at any time within One Hundred Twenty (120) days thereafter, sell to the named prospective purchaser at the price and on the terms stated in the notice of proposed sale. The purchaser shall take the property subject to all the terms of this Lease, including Lessee's right of first refusal with respect to subsequent sales.

          A transfer of the leased premises as a part of the reorganization of Lessor's business in which Lessor retains a substantial financial interest shall not constitute a sale to which Lessee's right of first refusal shall apply.

          Lessee's right shall apply to any judicial sale or sale by trustee in bankruptcy, in which case Lessee must give notice of election to purchase to the officer conducting the sale within Fifteen (15) days after (a) the terms of purchase by an outsider at such sale becomes a matter of public record or (b) Lessee has received actual notice, in writing, of the terms, whichever first occurs. Any purchaser at a

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judicial or bankruptcy sale when Lessee does not elect to purchase shall take the property subject to all of the provisions of this Lease, including Lessee's right of first refusal with respect to subsequent sales.

          20. Conditioned upon Lessee's paying the rent herein provided and performing and fulfilling all the covenants, agreements, conditions, and provisions herein to be kept, observed, or performed by Lessee, and except as hereinafter provided in this Paragraph, Lessee shall and may at all times during the term hereby granted peaceably, quietly, and exclusively have, hold, and enjoy the leased premises. Lessee agrees that Lessor may subject the leased premises to real estate mortgages or other like security instruments, having priority over this lease, provided the mortgagee or mortgagees shall agree (a) that the rights of Lessee will be recognized and (b) that, in the event of foreclosure of the mortgage, this Lease shall remain in effect according to its terms, with substitution of the purchaser at the foreclosure sale as Lessor.

          21. Upon request of Lessor, Lessee will subordinate its rights hereunder to the lien of any first mortgage now or hereafter in force against the land and buildings of which the leased premises is a part or upon any building hereafter placed upon the land of which the leased premises is a part, and to all advances made or hereafter to be made upon the security thereof. This Paragraph shall be self-operative, and no further instrument of subordination shall be required by a mortgagee, at its option, and Lessee does hereby constitute Lessor as its attorney in fact to execute such subordination on its behalf in such instance and towards such

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end. Nothing contained in this Paragraph shall require Lessee to agree to any subsequent modification in the term of this Lease, nor shall any mortgagee succeeding to Lessor's interest have any greater rights hereunder than Lessor.

          22. (a) The following events shall be deemed to be events of default by Lessee under this Lease:

               i. If Lessee shall fail to pay any installments of the rent, or any other charge designated herein to be paid as rent, on the date that same is due, and such failure shall continue for a period of Ten (10) days.

               ii. If Lessee shall fail to comply with any term, condition, or covenant of this Lease, other than the payment of rent, and shall not cure such failure within Thirty (30) days after written notice thereof to Lessee; or if such failure cannot reasonably be cured within the said Thirty (30) days and Lessee shall not have commenced to cure such failure within Thirty (30) days after written notice thereof to Lessee; or if such failure cannot reasonably be cured within the said Thirty (30) days and Lessee shall not with reasonable diligence and good faith proceed in the curing of such failure.

               iii. If Lessee shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors, or if any petition under any section or chapter of the National Bankruptcy Act shall be filed to subject Lessee's affairs to the same, or if a receiver or trustee shall be appointed for all or substantially all of the assets of Lessee, or if any

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     attempt shall be made by anyone other than Lessee to occupy the leased premises with or without color of law.

          (b) Upon the occurrence of any of the foregoing events of default, Lessor shall, without any notice or demand whatsoever, have the option to:

               i. Terminate this Lease, in which event Lessee shall immediately surrender the premises to Lessor, and, if Lessee fails to do so, Lessor may, without prejudice to any other remedy which it may have for possession or arrearages in rent, enter upon and take possession of the leased premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, and Lessee agrees to pay to Lessor, on demand, the amount of all loss and damage which Lessor may suffer by reason of such termination, whether through inability to relet the premises on satisfactory terms or otherwise.

               ii. Enter upon and take possession of the leased premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, and relet the premises and receive rent therefor; and Lessee agrees to pay to Lessor, on demand, any deficiency that may arise by reason of such reletting.

               iii. Enter upon and take possession of the leased premises and expel or remove Lessee and any other person who may be occupying said premises or any part thereof, and demand and receive from Lessee, in lump

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     sum, damages in the amount by which the rent provided for herein for the entire remainder of the term discounted to its present cash value at the time of such re-entry exceeds the fair rental value of the leased premises for the remainder of the term as of the time of said reentry discounted to its present cash value.

               iv. Enter upon the leased premises and do whatever Lessee is obligated to do under the terms of this Lease, and Lessee agrees to reimburse Lessor, on demand, for expenses which Lessor may incur in thus effecting compliance with Lessee's obligations under this Lease, and Lessee further agrees that Lessor shall not be liable for any damage resulting to Lessee from such action caused by the negligence of Lessor.

          (c) Lessor may pursue any of the foregoing remedies singly or cumulatively and, in addition, any other remedies provided by law; nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any rent due to Lessor hereunder or of any damages accruing to Lessor by reason of the violation of any of the terms, conditions, and covenants herein contained; nor shall any termination and cancellation include a cancellation of Lessee's obligations hereunder for any deficiency or damage upon reletting subsequent to said termination or cancellation, such obligations being independent and covenants surviving said termination or cancellation.

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          (d) If Lessee shall default in its covenant to pay the rental as provided for herein, and, upon the occasion of Lessee's liability and promise to pay damage upon the occasion of the termination of this Lease as hereinabove provided for, Lessor shall have a lien for such sums upon the personal property of Lessee located upon the leased premises and may enter the same and take possession of said personal property and sell it at public or private sale, with or without notice to Lessee, and apply the proceeds thereof after deducting the expenses of said sale upon the monies due to Lessor prompting the same. Any public or private sale shall be held in a commercially reasonable manner.

          23. Upon the expiration of the term of this Lease or any sooner termination thereof, Lessee covenants and agrees that Lessee shall, without notice, promptly and peaceably surrender possession of the leased premises to Lessor in as good a condition as at the time of Lessee's entry thereon, reasonable wear and tear, fire, and other insured or unavoidable causes excepted.

          24. The Lessor shall not be liable for the consequences of admitting by pass-key or refusing to admit to said premises the Lessee or any of the Lessee's agents or employees or other persons claiming the right of admittance.

          25. This Lease does not grant any right of access to light and air over property.

          26. If Lessee shall hold over and remain in possession of the leased premises after the expiration of the term herein granted, Lessee shall remain bound by

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all the terms, covenants, and agreements hereof, except that such holding over shall be construed to be a tenancy from month to month which may be terminated at any time by Lessor.

          27. Any waiver of any breach of covenants herein contained to be kept and performed by Lessee shall not be deemed or considered as a continuing waiver, and shall not operate to bar or prevent Lessor from declaring a forfeiture for any succeeding breach, either of the same condition or covenant or otherwise. The acceptance of rent by Lessor hereunder shall never be construed to be a waiver of any term of this Lease. No payment by Lessee or receipt by Lessor of a lesser amount than shall be due according to the terms of this Lease shall be deemed or construed to be other than on account of the earliest rent due, nor shall any endorsement or statement on any check or letter accompanying any payment be deemed to create an accord and satisfaction.

          28. All notices provided for in this Lease to be served upon the other party shall be done in writing and by Certified Mail, postage prepaid, and, if served upon Lessor, shall be addressed to Lessor at 9805 Boeckman Road, Wilsonville, Oregon 97070 and if served upon by Lessee, shall be addressed to Lessee at 9805 Boeckman Road, Wilsonville, Oregon 97070, provided, however, that either party may designate a different address by giving the other party written notice thereof as herein provided. Such notice shall be deemed to have been served within Twenty-four (24) hours after

PAGE 20 - LEASE
it has been deposited in the United States Post Office at Wilsonville, Oregon, which shall be a valid and sufficient service of notice for all purposes.

          29. In the event any action or suit or proceeding is brought to collect the rent due or to become due hereunder, or any portion thereof, or to obtain possession of the leased premises, or to enforce compliance with this Lease, or for failure to observe any of the covenants of this Lease, the prevailing party in such suit, action, or proceeding may recover from the other party herein such sum or sums as the trial and/or appellate court may adjudge reasonable as attorneys' fees to be allowed in said suit, action, or proceeding, or appeal therefrom, in addition to their costs and disbursements.

          30. The terms and conditions of this Lease shall be incapable of modification, change, or amendment, except by endorsement, in writing, attached hereto and bearing the separate signatures in execution thereof by the parties hereto, or their successors in interest.

          31. This Lease shall not be recorded except by agreement of both parties, but, upon request by either party, the parties shall execute a short form of this Lease, in form suitable for recording, which shall contain the description of the leased premises, the provisions relating to the term of the lease, and a reference to this Lease.

          32. This Lease shall be binding upon the parties hereto, their legal representatives, heirs, successors, and, as far as this Lease is assignable by the terms hereof, to the assigns of such parties. The words "Lessor" and "Lessee," wherever

PAGE 21 - LEASE
used in this Lease, shall apply equally and be binding jointly and severally upon all lessors and lessees, whether one or more, and, together with the accompanying verbs and pronouns, shall apply to all persons, firms, or corporations who may be or become parties as lessors or lessees hereto.

          IN WITNESS WHEREOF, the parties hereto have set their hands and seals the day and year first above written.

THE HENWAY GROUP XII                   G.I. JOE'S, INC.

/s/ DAVID E. ORKNEY                    By /s/ DAVID E. ORKNEY
----------------------------------        ----------------------------------
David E. Orkney, Partner                  David E. Orkney, President

/s/ NORMAN P. DANIELS
----------------------------------
Norman P. Daniels, Partner

/s/ B. DUANE MELLEN
----------------------------------
B. Duane Mellen, Partner

/s/ WAYNE T. JACKSON
----------------------------------
Wayne T. Jackson, Partner


STATE OF OREGON         )
                        ) ss.
County of Clackamas     )

          On this 29th day of June, 1989, before me, the undersigned, a Notary Public in and for said County and State, personally appeared the within named DAVID E. ORKNEY, NORMAN P. DANIELS, B. DUANE MELLEN AND WAYNE T. JACKSON, each of whom being known to me, acknowledged, for himself, that he is one of the partners of THE HENWAY GROUP XII, and that the

PAGE 22 - LEASE
other signatories are the remaining partners of THE HENWAY GROUP XII, and that the said instrument was executed freely and voluntarily, on behalf of said partnership.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                       /s/ BARBARA MALLERY
                                       -----------------------------------------
                                       Notary Public for Oregon
                                       My Commission expires: 3-12-91


STATE OF OREGON         )
                        ) ss.
County of Clackamas     )

          On this 29th day of June, 1989, before me, the undersigned, a Notary Public in and for said County and State, personally appeared the within named DAVID E. ORKNEY, and, being duly sworn, for himself did say that he is President of G.I. JOE'S, INC., an Oregon corporation; that the seal affixed to the foregoing instrument is the corporate seal of said corporation; that said instrument was signed and sealed on behalf of said corporation by authority of its Board of Directors; and he acknowledged said instrument to be its voluntary act and deed.

          IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed my official seal the day and year last above written.

                                       /s/ BARBARA MALLERY
                                       -----------------------------------------
                                       Notary Public for Oregon
                                       My Commission expires: 3-12-91

PAGE 23 - LEASE

                                  EXHIBIT 10.13

                               Schedule of Leases

Party                     Location        Square Footage     Base Rent      Percentage Rent
-----                     --------        --------------     ---------      ---------------
The Henway Group XIII     Linn County                         $29,747       1 1/2% annual gross
                                                                            receipts in excess
                                                                            of $11,898